As filed with the Securities and Exchange Commission on January 18,
                                 2000
                                             Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                           ________________
                               FORM S-3

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                           ________________
                  NATIONWIDE HEALTH PROPERTIES, INC.
        (Exact name of Registrant as specified in its charter)

              Maryland                            95-3997619
  (State or other jurisdiction of    (I.R.S. Employer Identification No.)
   incorporation or organization)
                           ________________
                 610 Newport Center Drive, Suite 1150
                    Newport Beach, California 92660
                            (949) 718-4400
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           ________________
                           R. BRUCE ANDREWS
                 Chief Executive Officer and President
                  Nationwide Health Properties, Inc.
                 610 Newport Center Drive, Suite 1150
                    Newport Beach, California 92660
                            (949) 718-4400
(Name and address, including zip code, and telephone number, including area code, of agent for service)
                           ________________
                               Copy to:

                         GARY J. SINGER, ESQ.
                         O'Melveny & Myers LLP
                 610 Newport Center Drive, Suite 1700
                    Newport Beach, California 92660
                           ________________

  Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [   ]

  If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box. [   ]


                 CALCULATION OF REGISTRATION FEE

 Title of Each     Amount to    Proposed Maximum  Proposed Maximum  Amount of
 Class of          be           Offering Price    Aggregate         Registration
 Securities to     Registered   Per Share(1)      Offering          Fee
 be Registered                                    Price(1)
Common Stock,      201,190      $14.53            $2,923,291        $772
$0.10 par value
per share .....

___________________
(1)  The price of $14.53 was the average of the high and low prices of the Common Stock on the New York Stock Exchange on
     January 12, 2000 is set forth solely for the purpose of
     computing  the registration fee pursuant to Rule 457(c).



  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


          SUBJECT TO COMPLETION, DATED JANUARY 18, 2000



PRELIMINARY PROSPECTUS


                         201,190 Shares

               NATIONWIDE HEALTH PROPERTIES, INC.

                          Common Stock

                        ________________

  This prospectus relates to the public offering, which is not being underwritten, of 201,190 shares of our common stock, $0.10 par value per share, which is held by some of our current stockholders (each a "Selling Stockholder").

  The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

  Our common stock is quoted on the New York Stock Exchange under the symbol "NHP." On January 12, 2000, the average of the high and low price for the common stock was $14.53.

                        ________________

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                        ________________

         The date of this prospectus is January 18, 2000


                 AVAILABLE INFORMATION

  Nationwide Health Properties files with the Securities and Exchange Commission annual, quarterly and other reports, proxy statements and other information. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, DC 20549 and in New York, New York and Chicago, Illinois. For further information on the public reference rooms you can call the SEC at 1-800-SEC-0330. Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, our SEC filings are available to the public at the SEC's web site at: http://www.sec.gov.

  Nationwide Health Properties has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the SEC's rules. You may read or obtain copies of the complete registration statement in the manner described above, including the SEC's web site.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to other documents filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of this offering:

     Annual Report on Form 10-K for the fiscal year ended
     December 31, 1998;

     Quarterly Reports on Form 10-Q for the quarters ended  March
     31, 1999, June 30, 1999 and September 30, 1999;

     Current Report on Form 8-K, filed with the Commission on February 19, 1999;

     Definitive Proxy Statement, dated March 19, 1999, in connection with our 1999 annual meeting of stockholders; and

     The description of our common stock, $0.10 par value per share, and associated rights, contained in our Registration Statement on Form S-3, filed on November 27, 1996, including any amendment or report filed for the purpose of updating this description.

  You may request a copy of these filings, at no cost, by writing or calling us at the following address:

     Nationwide Health Properties, Inc.
     610 Newport Center Drive, Suite 1150
     Newport Beach, California  92660
     Attention:  Mark L. Desmond
     Telephone number:  (949) 718-4400

  You should rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                           THE COMPANY

  The  principal  executive offices  of  Nationwide  Health
Properties, Inc. are located at 610 Newport Center Drive, Suite
1150, Newport Beach, California 92660. The Company's telephone number is (949) 718-4400.

                         USE OF PROCEEDS

  We will not receive any proceeds from the offering. The Selling Stockholders will receive all the proceeds from the offering. All costs, expenses and fees in connection with the offering will be borne by us. Brokerage commissions and similar selling expenses, if any, will be borne by the Selling Stockholders.

                      PLAN OF DISTRIBUTION

  We are registering all 201,190 shares of our common stock (the "Shares") on behalf of the Selling Stockholders. As used in this prospectus, "Selling Stockholders" includes donees and pledgees selling shares received from a named Selling Stockholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Shares offered by this prospectus will be borne by us. Brokerage commissions or similar selling expenses, if any, attributable to the sale of the Shares will be borne by the Selling Stockholders.

  All of the Shares were originally issued by us in connection with the merger of Drury Place of Salina, Inc., Drury Place At Alvamar, Inc. and Drury Place Apartments, Inc., each a Kansas corporation, with and into a wholly-owned subsidiary of Nationwide Health Properties (the "Merger"). The Shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof. The Shares are being registered by us pursuant to a Registration Rights Agreement, dated as of April 30, 1998, among the Selling Stockholders and us.

  Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

  The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

  The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

  Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

  Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

  Upon notification by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such Selling Stockholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such shares were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, upon notification by a Selling Stockholder that a permitted donee under the Registration Rights Agreement intends to sell more than 500 shares, a supplement to this prospectus will be filed.

  We have undertaken to keep a registration statement of which this prospectus constitutes a part effective until the earlier of the disposition of the securities offered hereby or April 30, 2000. After such period, if we choose not to maintain the effectiveness of the registration statement of which this prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

                      SELLING STOCKHOLDERS

  The following table sets forth the number of shares of common stock owned by each of the Selling Stockholders. To the best of our knowledge, none of the Selling Stockholders has had a material relationship with Nationwide Health Properties within the past three years other than as a result of the ownership of the Shares or other securities of Nationwide Health Properties. Because the Selling Stockholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Stockholders after completion of this offering. No Selling Stockholder beneficially owns 1% or more of the outstanding shares of common stock of Nationwide Health Properties at December 6, 1999. The Shares offered by this prospectus may be offered from time to time by the Selling Stockholders named below.


  Name of Selling Stockholder        Number of       Number of
                                     Shares          Shares
                                     Beneficially    Registered
                                     Owned           for Sale
                                                     Hereby(1)

Donald  B.  Rolley, trustee  U/A     119,017         119,017
DTD  1/12/84 Donald  B.  Rolley,
Settlor ........................
Roberta  E. Rolley, trustee  U/A      54,314          54,314
DTD  1/10/97 Roberta E.  Rolley,
Settlor ........................
John L. Casson ..................     27,859          27,859

___________________
(1)This registration statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock  dividend, stock split, recapitalization or  other
   similar  transaction  effected without  the  receipt  of
   consideration which results in an increase in the number of the registrant's outstanding shares of common stock



                          LEGAL MATTERS

  The validity of the securities offered hereby will be passed upon for the company by O'Melveny & Myers LLP, Newport Beach,
California.

                             EXPERTS

  Arthur Andersen LLP, independent public accountants, audited the company's financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving the audit reports.

                         201,190 Shares

               Nationwide Health Properties, Inc.

                          Common Stock
                        _________________

                           Prospectus
                        _________________

                    _________________________

                        January 18, 2000
                    _________________________


  No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us, any selling stockholder or by any other person. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the shares of common stock offered hereby, or an offer to sell, or a solicitation of an offer to buy, such shares in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof or that information herein is correct as of any time subsequent to its date.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses in connection with the offer and sale of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

SEC registration fee                             $   772
Legal fees and expenses                            7,500
Accounting fees and expenses                       1,000
Printing fees                                        500
Miscellaneous fees and expenses                    1,000
  Total                                          $10,772


Item 15. Indemnification of Directors and Officers

  The  Amended  and Restated Articles of Incorporation  of
Nationwide Health Properties provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.

  Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or
(iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer had been adjudged to be liable to the corporation. The termination of any proceeding by conviction, upon a plea of nolo contendere or its equivalent or upon an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

  Nationwide Health Properties has entered into indemnity agreements with its officers and directors that provide that the company will pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the company.

  Since November 1986, Nationwide Health Properties has had in force directors' and officers' liability and company reimbursement insurance covering liability for error, misstatement, misleading statement, act or omission, and neglect or breach of duty claimed against them solely by reason of their being directors or officers of the company.

Item 16. Exhibits

Exhibit                   Exhibit Title
Number

4.1(a) Amended and Restated Articles of
       Incorporation, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11
       (No. 33-1128), effective December 19, 1985, and incorporated herein by this reference.

4.1(b) Articles of Amendment of the Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company's
       Form 10-Q for the quarter ended March 31, 1989, and incorporated herein by this reference.

4.1(c) Articles of Amendment of Amended and Restated
       Articles of Incorporation of the Company, filed as Exhibit 3.1(c) to the Company's
       Registration Statement on Form S-11 (No. 33-
       32251), effective January 23, 1990, and incorporated herein by this reference.

4.1(d) Articles of Amendment of Amended and Restated
       Articles of Incorporation of the Company filed as Exhibit 3.1(d) to the Company's Form 10-K for the year ended December 31, 1994, and incorporated herein by this reference.

4.1(e) Articles Supplementary to the Amended and
       Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company's
       Form 8-K filed September 26, 1997, and incorporated herein by this reference.

 5.1   Opinion of O'Melveny & Myers LLP.

23.1 Consent of Arthur Andersen LLP, independent public accountant.

23.2   Consent of O'Melveny & Myers LLP (included  in
       Exhibit 5.1 hereto).

24.1 Power of Attorney (included on page II-4 of this registration statement).


Item 17. Undertakings

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 18th of January, 2000.

               NATIONWIDE HEALTH PROPERTIES, INC.

                By:  /s/ R. Bruce Andrews
                    R. Bruce Andrews
                  President and Chief Executive
                  Officer

            POWER OF ATTORNEY

  We, the undersigned directors and officers of Nationwide Health Properties, Inc., do hereby constitute and appoint R. Bruce Andrews and Mark L. Desmond, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Signatures                Title                      Date

   /s/ Charles D. Miller    Chairman and Director      January 18, 2000
       Charles D. Miller

   /s/ R. Bruce Andrews     President, Chief           January 18, 2000
       R. Bruce Andrews     Executive Officer and
                            Director (principal
                            executive officer)

   /s/ Mark L. Desmond      Senior Vice President      January 18, 2000
       Mark L. Desmond      and Chief Financial
                            Officer (principal
                            financial and
                            accounting officer)

   /s/ John C. Argue        Director                   January 18, 2000
       John C. Argue

    /s/ David R. Banks      Director                   January 18, 2000
        David R. Banks

   /s/ Sam A. Brooks, Jr.   Director                   January 18, 2000
       Sam A. Brooks, Jr.

   /s/ Jack D. Samuelson    Director                   January 18, 2000
       Jack D. Samuelson




                INDEX TO EXHIBITS

Exhibit                        Exhibit Title
Number

4.1(a) Amended   and  Restated  Articles   of
       Incorporation, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11
       (No. 33-1128), effective December 19, 1985, and incorporated herein by this reference.

4.1(b) Articles of Amendment of the Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company's
       Form 10-Q for the quarter ended March 31, 1989, and incorporated herein by this reference.

4.1(c) Articles of Amendment of Amended and Restated
       Articles of Incorporation of the Company, filed as Exhibit 3.1(c) to the Company's
       Registration Statement on Form S-11 (No. 33-
       32251), effective January 23, 1990, and incorporated herein by this reference.

4.1(d) Articles of Amendment of Amended and Restated
       Articles of Incorporation of the Company filed as Exhibit 3.1(d) to the Company's Form 10-K for the year ended December 31, 1994, and incorporated herein by this reference.

4.1(e) Articles Supplementary to the Amended and
       Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company's
       Form 8-K filed September 26, 1997, and incorporated herein by this reference.

5.1    Opinion of O'Melveny & Myers LLP.

23.1 Consent of Arthur Andersen LLP, independent public accountant.
23.2   Consent of O'Melveny & Myers LLP (included in
       Exhibit 5.1 hereto).

24.1 Power of Attorney (included on page II-4 of this registration statement).
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